Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated December 15, 2022, with respect to the financial statements and financial highlights of DNP Select Income Fund Inc. included in this Annual Report to Shareholders (Form N-CSR/A) for the year ended October 31, 2022, into the Registration Statement (Form N-2, File No. 333-258477), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

February 28, 2023